Exhibit 10.21

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SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of March 25, 2011 (the “Agreement”), between MAJESCOMASTEK INC., a California corporation, having its principal place of business at 105 Fieldcrest Avenue, Suite 208, Edison, New Jersey 08837 (“Debtor”), and ICICI BANK LIMITED, NEW YORK BRANCH (the “Secured Party”).

WITNESSETH:

WHEREAS, the Debtor has borrowed money from the Secured Party and has executed in favor of the Secured Party a Credit Facility Agreement (the “Credit Facility Agreement”), a Revolving Credit Note in the principal amount of Five Million Dollars ($5,000,000) dated as of the date hereof (the “Note”) and certain other credit documents as noted in the Credit Facility Agreement; and

WHEREAS, it is a condition precedent to the Secured Party making the loans to the Debtor under the Credit Facility Agreement and the Note that the Debtor execute and deliver this Agreement to the Secured Party.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.        SECURITY INTEREST.

(a) To secure the Debtor’s full and timely performance of the Obligations, the Debtor hereby grants to the Secured Party a continuing first priority Lien on and security interest (the “Security Interest”) in all of the Debtor’s right, title and interest in and to all of its personal property and assets (both tangible and intangible), including, without limitation, the following, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Deposit Accounts, Accounts and Chattel Paper; (c) all Cash; (d) Debt Service Reserve Account; (e) all Investment Property; and (f) all Proceeds of each of the foregoing and all accessions to, and replacements for, each of the foregoing (collectively, the “Collateral”). The Security Interest shall be a first priority security interest in all of the Collateral.

(b)      The following terms shall have the following meanings for purposes of this Agreement:

“Account” means any “Account,” as such term is defined in the UCC now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts, rights to payment and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Debtor whether or not arising out of goods or software sold or services rendered by the Debtor or from any other transaction, whether or not the same involves the sale

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of goods or services by the Debtor and all of the Debtor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Debtor’s rights to any goods represented by any of the foregoing, and all monies due or to become due to the Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by the Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of the Debtor), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Cash” means all cash, money, currency, and liquid funds, wherever held, in which the Debtor now or hereafter acquires any right, title, or interest.

“Chattel Paper” means any “Chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Debt Service Reserve Account” means any present or future account(s) maintained by the Debtor with the Secured Party to service the principal and interest due under the Credit Facility Agreement and other Credit Documents, which account shall have on deposit an amount equal to initially at two hundred thousand dollars ($200,000), as such amount may be modified or increased from time to time at the request of the Secured Party.

“Deposit Accounts” means any “Deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Documents” means any “Documents,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Instruments” means any “Instrument,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Investment Property” means any “Investment property,” as such term is defined in the UCC, and includes certificated securities, uncertificated securities, money market funds and U.S. Treasury bills or notes, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Letter of Credit Right” means any “Letter of credit right,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily

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incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Debtor to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Note owed by the Debtor to the Secured Party, whether in connection with the Note or otherwise, including without limitation all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to the Debtor or payable by the Debtor thereunder.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “Proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to the Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of the Debtor against third parties (i) for past, present or future infringement of any copyright, patent or patent license or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all of the Debtor’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Supporting Obligation” means any “Supporting obligation,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC”

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shall mean the Uniform Commercial Code as enacted and in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

2.         OBLIGATIONS SECURED.      The Security Interest granted hereby secures payment and performance of all debts, loans and liabilities of Debtor to Secured Party arising under the Note and the Credit Facility Agreement.

3.         DEBTOR’S REPRESENTATIONS AND WARRANTIES.        Debtor represents and warrants that:

3.1.     Authorization.    The execution, delivery and performance of this Agreement and the Note are within Debtor’s corporate powers, and are not in contravention of law nor of the terms of Debtor’s Certificate of Incorporation or By-laws, nor of any indenture, agreement or undertaking to which the Debtor is a party or by which it is bound.

3.2.     Place of Business.    Debtor’s principal place of business is the chief executive office location provided in the first paragraph of this Agreement, and Debtor keeps its inventory and copies of records concerning accounts, contract rights and other property at that location. The Debtor will not change its principal place of business or the chief executive office location without the prior written consent of the Secured Party.

3.3.     Title to Collateral.    Debtor owns all of its property and has good, clear and marketable title thereto, free and clear of all Liens.

3.4.     Collateral and Perfection.    Neither the Debtor nor, to the best of the Debtor’s knowledge, any affiliate (as such term is used in Rule 405 under the Securities Act of 1933, as amended (“Affiliates”)) have performed any acts which might prevent the Secured Party from enforcing any of the terms of this Agreement or which would limit the Secured Party in any such enforcement. No collateral is in the possession of any person (other than Debtor) asserting any claim thereto or security interest therein. The security interests created hereunder constitute valid security interests under the Uniform Commercial Code securing the Obligations to the extent that a security interest may be created in the Collateral.

4.         GENERAL OBLIGATIONS OF DEBTOR.

4.1.      Financing Statements.    Debtor agrees to execute one or more financing statements, to pay the cost of filing the same in all public offices wherever filing is required by applicable law to perfect a security interest or is deemed by the Secured Party to be necessary or desirable and to execute such other documents as the Secured Party shall reasonably request (whether or not required by applicable law).

4.2.      Intentionally deleted.

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4.3.     Inspection.    Debtor will keep accurate and complete records of the Collateral, neither Debtor nor any Affiliates shall move the Collateral without notice to the Secured Party and the Secured Party or any of its agents shall have the right to inspect the Collateral wherever located and to visit Debtor’s place or places of business, at reasonable intervals during business hours without Debtor’s or any Affiliate’s hindrance or delay, to inspect, audit, check and make extracts from any copies of books, records, journals, orders, receipts and correspondence that relate to the Collateral or to the general financial condition of Debtor or any Affiliate.

4.4.      Negative Pledge.    Other than as expressly permitted in the Credit Facility Agreement, the Debtor will not assign any accounts or other Collateral to any person other than the Secured Party, nor create or permit to be created any lien, encumbrance or security interest of any kind on any Collateral other than for the benefit of the Secured Party, nor grant or permit to be granted any corporate guaranty other than for the benefit of the Secured Party, unless authorized by the Secured Party in writing, except for the security interests contemplated herein in connection with granting of the loans evidenced by the Credit Facility Agreement and the Note.

4.5.      Existence; Perfection.    Debtor will maintain its corporate existence in good standing, comply with all laws and regulations of the United States or any state or political subdivision thereof, or of any governmental authority (domestic or foreign) which may have jurisdiction over it or its business. Debtor will not change its name, identity or corporate structure in any manner unless it shall have given the Secured Party prior notice thereof. Debtor will not establish or change the location of its chief executive office or its chief place of business or the locations where it keeps or holds any Collateral or records relating thereto or in any event change the location of any Collateral if such change would cause the security interests hereunder to lapse or cease to be perfected.

4.6.      Taxes.    Debtor will pay all real and personal property taxes, assessments and charges as well as all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, and will furnish the Secured Party upon request, receipts or other evidence that deposits or payments have been made.

4.7.      Sales.    Debtor will not sell or dispose of any of its assets, including the Collateral, except in the ordinary and usual course of its business consistent with past practices.

4.8.      Continuing Representations.    The warranties and representations made by Debtor in this Agreement are continuing. In the event that any obligation, representation or warranty is no longer true or correct, Debtor will immediately notify the Secured Party in writing.

5.          DEFAULT.     The Debtor shall be in default under this Agreement and the Note upon the happening of any of the following events or conditions, without demand or notice (which events of default shall be in addition to the events of default set forth in the Credit Facility Agreement):

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5.1.      Material loss or theft, material damage or destruction or unauthorized sale or encumbrance of any portion of the Collateral, or the making of any levy on, or seizure or attachment of a material portion of the Collateral; or

5.2.      The occurrence of an event of default under the Credit Facility Agreement.

6.         SECURED PARTY RIGHTS UPON DEFAULT.   The Secured Party shall upon the occurrence of a default hereunder and at any time thereafter, without presentment, demand, notice, protest or advertisement of any kind have the following rights in addition to all other rights hereunder or under any other agreement, document or instruments executed between the Debtor and the Secured Party:

6.1.      Acceleration.     The Secured Party may make all Obligations under this Agreement, the Credit Facility Agreement and/or the Note immediately due and payable without presentment, demand, protest, hearing or notice of any kind and may exercise the rights of a secured party under law or under the terms of this Agreement.

6.2.      Possession.    The Secured Party may enter and take possession of all Equipment, Inventory and other Collateral and the premises on which they are located, and in the Secured Party sole discretion operate and use Debtor’s equipment, whether or not Collateral hereunder, complete work in process, and sell, lease or license the Collateral to third persons or associations without being liable to Debtor on account of any losses, damage or depreciation that may occur as a result thereof so long as such Secured Party shall act in good faith; and at Secured Party option and without notice to Debtor (except as specifically herein provided) the Secured Party may sell, lease, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as such Secured Party deems advisable, including without limitation, the right to sell or lease in conjunction with other property, real or personal, and allocate the sale or lease proceeds among the items of property sold without the necessity of the Collateral being present at any such sale or lease, or in view of prospective purchasers thereof Secured Party shall give Debtor at least ten (10) days’ notice by hand delivery at or by United States certified mail, postage prepaid (in which event notice shall be deemed to have been given when so delivered), to the address specified herein, of the time and place of any public or private sale or other disposition unless the Collateral is perishable, threatens to decline speedily in value, or is the type customarily sold in a recognized market, in which case no notice shall be required. Upon such sale, Secured Party may become the purchaser of the whole or any part of the Collateral, discharged from all claims and free from any right of redemption. In case of any such sale by Secured Party of all or any of said Collateral on credit or for future delivery, property so sold may be retained by the Secured Party until the selling price is paid by the purchaser. The Secured Party shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold. In case of any such failure, the said property may again be sold.

6.3.      Power of Attorney and Notification. If an event of default has occurred and is continuing, at Debtor’s expense, Secured Party in their own name or in the name of others may communicate with account debtors in order to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any accounts or contract rights and also notify account debtors

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that Collateral has been assigned to Secured Party and that payments shall be made directly to Secured Party. If an event of default has occurred and is continuing, upon request of Secured Party, Debtor will so notify such account debtors and will indicate on all billings to such account debtors that their accounts must be paid to the Secured Party. If an event of default has occurred and is continuing, Debtor does hereby appoint the Secured Party and its agents as Debtor’s attorney-in-fact: to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Debtor; to endorse the name of Debtor upon any notes, checks, drafts, money orders, or other instruments, documents, receipts or Collateral that may come into its possession and to apply the same in full or part payment of any amounts owing to the Secured Party; to sign and endorse the name of Debtor upon any documents, instruments, drafts against account debtors, assignments, verifications and notices in connection with Accounts, and any instrument or document relating thereto or to Debtor’s rights therein; and to give written notice to any office and officials of the United States Post Office to effect such change or changes of address that all mail addressed to Debtor may be delivered directly to Secured Party. If an event of default has occurred and is continuing, Debtor hereby grants to its said attorney-in-fact full power to do any and all things necessary to be done in and about the premises as fully and effectually as Debtor might or could do, and hereby ratifies all that its attorney-in-fact shall lawfully do or cause to be done by virtue hereof This power of attorney is coupled with an interest and is irrevocable for the term of this Agreement for all transactions hereunder and thereafter as long as the Debtor may be indebted to any Secured Party under the Note or the Credit Facility Agreement.

6.4.      Application of Proceeds.    Any and all proceeds of any Collateral realized or obtained by Secured Party upon exercise of its rights and remedies hereunder, shall be applied, after payment of any and all costs and expenses, fees and commission and taxes of such sale, collection or other realization, in accordance with the following:

(a)        With respect to any surplus proceeds of any Collateral then remaining, to the payment of the Obligations, including any interest thereon, and any costs, fees or expenses incurred in connection with the administration, collection or enforcement thereof, including, without limitation, reasonable attorney’s fees and other professionals’ out of pocket costs and fees, proportionately to the respective amounts then due and owing under their respective claims until payment and satisfaction in full thereof; and

(b)       Any surplus remaining after application as provided in paragraph (a) above, shall be paid to the Debtor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

7.          DEBTOR’S OBLIGATION TO PAY EXPENSES OF SECURED PARTY. Debtor shall pay to Secured Party on demand any and all expenses (including, but not limited to, fees and expenses (including all reasonable attorneys fees), and all other expenses of like or unlike nature) that may be incurred or paid by Secured Party to obtain or enforce payment of any account against the account debtor, Debtor or any guarantor or surety of or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations, the Collateral or any of Secured Party’s rights or

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interests therein or thereto. All such expenses may be added to the principal amount of any indebtedness owed by Debtor to the Secured Party shall constitute part of the Obligations secured hereby.

8.         INDEMNIFICATION.    The Debtor agrees to indemnify and hold harmless the Secured Party and each of its officers, directors, agents, advisors and employees from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, reasonable fees, expenses and disbursements of counsel) that may be incurred by or asserted against the Secured Party in connection with or arising out of any investigation, litigation or proceeding, whether threatened or initiated, relating to the Collateral or this Agreement, whether or not the Secured Party is a party thereto; provided however, that the Debtor shall not be required to indemnify any such person from or against any portion of such claims, damages, liabilities or expenses found by final judgment after all appeals by a court of competent jurisdiction to have arisen out of gross negligence or willful misconduct of such person.

9.         CONTINUOUS PERFECTION.    The Debtor will not change its name, identity or corporate structure in any manner and will not change its principal place of business or chief executive office or the places where it keeps the Collateral or the records concerning the Collateral, unless and until it obtains the written consent of the Secured Party to any such change. If the Secured Party grants its consent to any such change, the Debtor will take all action necessary or appropriate in the Secured Party’s sole discretion to amend each financing statement or continuation statement and otherwise to cause the Secured Party to continue to maintain its first perfected lien on, and security interest in, the Collateral.

10.       WAIVERS.    Debtor waives demand, presentment, protest, notice of nonpayment and all other notices. No delay or omission by any Party in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Secured Party rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

11.       FURTHER ASSURANCES.    The Debtor, at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as Secured Party reasonably require, including, without limitation, (a) executing, delivering and filing financial statements and continuation statements under the Uniform Commercial Code as applicable in any relevant jurisdiction, (b) obtaining governmental and other third party consents and approvals, and (c) obtaining waivers from mortgagees and landlords.

12.       CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

13.       WAIVER OF JURY TRIAL.  THE DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY

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WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, THEREUNDER.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

DEBTOR:

MAJESCOMASTEK INC.

By:	/s/ Mrinal Sattawalla
Name: Mrinal Sattawalla
Title: DIRECTOR

SECURED PARTY:

ICICI BANK LIMITED
NEW YORK BRANCH

By:	/s/ Ashish Bafna
Name: Ashish Bafna
Title: ASST. GENERAL MANAGER

Address: 500 Fifth Avenue, 28th Floor
New York, NY 10110
Facsimile Number: